As filed with the Securities and Exchange Commission on June 25, 1999
                                          Registration No. 333-
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                         UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                 ----------------------------------------

                            FORM S-8
                     REGISTRATION STATEMENT
                             Under
                   THE SECURITIES ACT OF 1933
                 ----------------------------------------
                       FOREST OIL CORPORATION
     (Exact Name of Registrant as specified in its charter)

      New York                                    25-0484900
(State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization)            Identification No.)

                         1600 BROADWAY, SUITE 2200
                       DENVER, COLORADO 80202-4722
                             (303) 812-1400
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        FOREST OIL CORPORATION
                  1999 EMPLOYEE STOCK PURCHASE PLAN
                       (full title of the plan)

                          JOAN C. SONNEN
         VICE PRESIDENT - CONTROLLER AND CORPORATE SECRETARY
                     1600 BROADWAY, SUITE 2200
                   DENVER, COLORADO  80202-4722
                         (303) 812-1400
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           Copies to:

                         Alan P. Baden
                     Vinson & Elkins L.L.P.
                  1325 Avenue of the Americas
                           17th Floor
                    New York, New York  10019-6026
                         (917) 206-8000
                         (917) 206-8100 (fax)


                CALCULATION OF REGISTRATION FEE

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Title of each    Amount to   Proposed     Proposed    Amount
class of         be          maximum      maximum     of
securities to    Registered  offering     aggregate   Registra
be registered    (1)         price per    offering    tion fee
                             share (2)    price (3)
Common Stock,
par value $.10   250,000     $12.8125     $3,203,125  $890
per share        shares
---------------------------------------------------------------------
---------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 (c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Forest Oil Corporation 1999 Employee Stock Purchase Plan.

(2) Calculated by dividing the proposed maximum aggregate offering price by the amount to be registered.

(3) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the product resulting from multiplying 250,000, the number of shares registered by this Registration Statement, by $12.8125, the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on June 23, 1999.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Forest
Oil Corporation (the "Company"), are incorporated herein by reference and made a part hereof:

          (i)   Annual Report on Form 10-K for the
                fiscal year ended December 31, 1998;

          (ii)  Quarterly Report on Form 10-Q for the quarter ended March
                31, 1999;

          (iii) Current Report on Form 8-K, dated January 22, 1999;

          (iv)  Current Report on Form 8-K/A, dated February 3, 1998; and

          (v)   The description of the Company's Common
                Stock set forth in the Company's Registration
                Statement on Form 8-A dated October 20, 1997.


       In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement indicating that all of the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

       Not applicable.

Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

       The legality of the Common Stock offered hereby has been passed on for the Company by Vinson & Elkins L.L.P., 1325 Avenue of the Americas, 17th Floor, New York, New York 10019-6026.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Sections 721 through 725 of the Business Corporation Law of the State of New York (the "BCL"), in which Forest Oil
Corporation is incorporated, permit New York corporations, acting through their boards of directors, to extend broad protection to their directors, officers and other employees by way of indemnity and advancement of expenses. These sections (1) provide that the statutory indemnification provisions of the BCL are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not entitled,
(2) establish procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or bylaws, or, when authorized by either of the foregoing, set forth in a resolution of the shareholders or directors or an agreement providing for indemnification and advancement of expenses, (3) apply a single standard for statutory indemnification for third-party and derivative suits by providing that indemnification is available if the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful, (4) eliminate the requirement for mandatory statutory indemnification that the indemnified party be "wholly" successful and (5) provide for the advancement of litigation expenses upon a receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification. Section 726 of the BCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted. Essentially, the BCL allows corporations to provide for indemnification of directors, officers and employees except in those cases where a judgment or other final adjudication adverse to the indemnified party establishes that the acts were committed in bad faith or were the result of active and deliberate dishonesty or that the indemnified party personally gained a financial profit or other advantage to which he was not legally entitled.

       Article IX of the Bylaws of Forest Oil Corporation contains very broad indemnification provisions which permit the Company to avail itself of the BCL to extend broad protection to its directors, officers and employees by way of indemnity and advancement of expenses. It sets out the standard under which the Company will indemnify directors and officers, provides for reimbursement in such instances, for the advancement or reimbursement for expenses reasonably incurred in defending an action, and for the extension of indemnity to persons other than directors and officers. It also establishes the manner of handling indemnification when a lawsuit is settled. It is not intended that this Bylaw is an exclusive method of indemnification.


Item 7.     EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable

Item 8.     EXHIBITS

       The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:

EXHIBIT
NUMBER                          EXHIBITS

4.1      -  Restated Certificate of Incorporation of Forest Oil
            Corporation dated October 14, 1993, incorporated herein by reference to Exhibit 3(i) to Form 10-Q for Forest Oil Corporation for the quarter ended
            September 30, 1993 (File No. 0-4597).

4.2      -  Certificate of Amendment of the Restated Certificate
            of Incorporation dated as of July 20, 1995, incorporated herein by reference to Exhibit 3(i)(a) to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 1995 (File No. 0-4597).

4.3      -  Certificate of Amendment of the Certificate of
            Incorporation dated as of July 26, 1995, incorporated herein by reference to Exhibit 3(i)(b) to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 1995 (File No. 0-4597).

4.4      -  Restated Bylaws of Forest Oil Corporation as of May
            9, 1990, Amendment No. 1 to Bylaws dated as of April 2, 1991, Amendment No. 2 to Bylaws as of May 8, 1991, Amendment No. 3 to Bylaws dated as of July 30, 1991, Amendment No. 4 to Bylaws dated as of January 17, 1992, Amendment No. 5 to Bylaws dated as of March 18, 1993 and Amendment No. 6 to Bylaws dated as of September 14, 1993, incorporated herein by reference to Exhibit 3(ii) to Form 10-Q for Forest Oil Corporation for the quarter ended September 30, 1993 (File No. 0-4597).

   4.5 - Amendment No. 7 to Bylaws dated as of December 3, 1993, incorporated herein by reference to Exhibit 3(ii)(a) to Form 10-K for Forest Oil Corporation for the year ended December 31, 1993 (File No. 0-
            4597).

   4.6 - Amendment No. 8 to Bylaws dated as of February 24, 1994, incorporated herein by reference to Exhibit 3(ii) (b) to Form 10-K for Forest Oil Corporation for the year ended December 31, 1993 (File No. 0-
            4597).

   4.7 - Amendment No. 9 to Bylaws dated as of May 15, 1995, incorporated herein by reference to Exhibit
            3(ii)(c) to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 1995 (File No. 0-
            4597).

   4.8 - Amendment No. 10 to Bylaws dated as of July 27, 1995, incorporated herein by reference to Exhibit 3(ii)(d) to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 1995 (File No. 0-
            4597).

   4.9 - Rights Agreement between Forest Oil Corporation and Mellon Securities Trust Company, as Rights Agent dated as of October 14, 1993, incorporated herein by reference to Exhibit 4.3 to Form 10-Q for Forest Oil Corporation for the quarter ended September 30, 1993 (File No. 0-4597).

   4.10 - Amendment No. 1 dated as of July 27, 1995 to Rights Agreement dated as of October 14, 1993 between Forest Oil Corporation and Mellon Securities Trust Company, incorporated herein by reference to Exhibit
            99.5 of Form 8-K for Forest Oil Corporation dated October 11, 1995 (File No. 0-4597).

  4.11*     Forest Oil Corporation 1999 Employee Stock
            Purchase Plan.

  4.12*     First Amendment to Forest Oil Corporation 1999
            Employee Stock Purchase Plan.

  5*     -  Opinion of Vinson & Elkins L.L.P., as to the
            legality of the securities being registered.

  23.1*  -  Consent of KPMG LLP.
  23.2*  -  Consent of Arthur Andersen LLP.
  24*    -  Powers of Attorney (included on the signature pages
            hereof).

__________

  *      Filed herewith.

  Item 9.  UNDERTAKINGS

  (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i)  To include any prospectus required by Section
       10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  PROVIDED HOWEVER, that the undertakings set forth in paragraphs (a)(l)(i) and (a)(l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, any charter provision, bylaw, contract, arrangement, statute, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on the 25th day of June, 1999.

                                 FOREST OIL CORPORATION


                                 By:  /s/ William L. Dorn
                                      William L. Dorn
                                      Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Keyte and Joan C. Sonnen and each of them, any one of whom may act without the joinder of the others, as his true and lawful attorney-in-fact to sign on his behalf and in the capacity stated below and to file any and all amendments and post-effective amendments to this registration statement, with all exhibits thereto, with the Securities and Exchange Commission, which amendment or amendments may make such changes and additions in this registration statement as such attorney-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

          SIGNATURE                TITLE                      DATE

    /s/ William L. Dorn    Chairman of the Board           June 25, 1999
        William L. Dorn

    /s/ Robert S. Boswell  President and Chief Executive   June 25, 1999
        Robert S. Boswell      Officer and Director

    /s/ David H. Keyte     Executive Vice President and    June 25, 1999
        David H. Keyte          Chief Financial Officer
                             (Principal Financial Officer)

    /s/ Joan C. Sonnen  Vice President - Controller and    June 25, 1999
        Joan C. Sonnen          Corporate Secretary
                               (Principal Accounting Officer)


        Philip F. Anschutz        Director                 June 25, 1999

    /s/ William L. Britton
        William L. Britton        Director                 June 25, 1999

    /s/ Cortlandt S. Dietler
        Cortlandt S. Dietler      Director                 June 25, 1999

    /s/ Cannon Y. Harvey
        Cannon Y. Harvey          Director                 June 25, 1999


        James H. Lee              Director                 June 25, 1999

    /s/ J. J. Simmons, III
        J. J. Simmons, III        Director                 June 25, 1999


        Craig D. Slater           Director                 June 25, 1999

    /s/ Michael B. Yanney
        Michael B. Yanney         Director                 June 25, 1999